The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 6, 2019

Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
To prospectus dated May 30, 2018	Registration File No. 333-225042

             Shares

Charles & Colvard, Ltd.

Common Stock

We are offering             shares of our common stock, no par value per share, pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the Nasdaq Capital Market under the symbol “CTHR.” On June 5, 2019, the last reported sales price of our common stock was $2.16.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described under the caption “Risk Factors” beginning on page S-6 of this prospectus supplement.

	No Exercise of Over- Allotment		Full Exercise of Over- Allotment
	Per Share	Total	Per Share	Total
Public offering price	$	$	$	$
Underwriting discount and commissions (1)	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

(1)	Excludes underwriters’ out-of-pocket expenses we have agreed to reimburse. See the section captioned “Underwriting” in this prospectus supplement for additional information.

The aggregate market value of our common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 was $45,469,590, based on 18,635,078 shares of our common stock held by non-affiliates and a price of $2.44 per share, which was the last reported sale price of our common stock as quoted on the Nasdaq Capital Market on May 31, 2019. As of the date hereof, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

This offering is being underwritten on a firm commitment basis. We have also granted the underwriters a 30-day option to purchase up to an additional             shares from us at the public offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to the purchasers on or about              , 2019.

Roth Capital Partners

The date of this prospectus supplement is June     , 2019.

TABLE OF CONTENTS

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus, dated May 30, 2018, are part of a registration statement on Form S-3 (File No. 333-225042) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process on May 18, 2018 and that was declared effective on May 30, 2018. This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined together with all documents incorporated by reference.

You should read both this prospectus supplement and the accompanying prospectus together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. It is important for you to read and consider all the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, in making your investment decision.

This prospectus supplement, the accompanying prospectus and any free-writing prospectus that we file with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, the accompanying prospectus and any free writing prospectus is delivered or securities are sold on a later date.

We are not, and the underwriters are not, making an offer to sell these securities in any state or jurisdiction where the offer or sale is not permitted. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and accompanying prospectus outside of the United States.

Our logo and other trade names, trademarks and service marks of Charles & Colvard, Ltd. appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are our property. Other trade names, trademarks and service marks appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein are the property of their respective holders.

The industry and market data and certain other statistical information used throughout this prospectus supplement and the accompanying prospectus are based on independent industry publications and other published independent sources. Although we believe that these third party sources are reliable and that the information is accurate and complete, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from their reports, nor have we sought their consent.

When we refer to “Charles & Colvard,” “the Company,” “we,” “our” and “us” in this prospectus supplement, we mean Charles & Colvard, Ltd., a North Carolina corporation, together with its subsidiaries, unless otherwise specified.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus supplement, the accompany prospectus and the documents incorporated by reference herein and therein may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to expressing expectations regarding our future and projections relating to products, sales, revenues and earnings, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements. All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors including, but not limited to, the following:

•	Our future financial performance depends upon increased consumer acceptance, growth of sales of our products and operational execution of our strategic initiatives.

•	The execution of our business plans could significantly impact our liquidity.

•	Our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis.

•	We face intense competition in the worldwide gemstone and jewelry industry.

•	The financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results.

•	We are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products.

•	Our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock.

•	We are currently dependent on and expect to remain dependent upon our exclusive supply agreement, or the Supply Agreement with Cree, Inc., or Cree, for the supply of our silicon carbide, or SiC, crystals for the foreseeable future.

•	Our business and our results of operations could be materially adversely affected as a result of general economic and market conditions.

•	We may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation.

•	Seasonality of our business may adversely affect our net sales and operating income.

•	Our operations could be disrupted by natural disasters and other events beyond our control.

•	Sales of moissanite jewelry could be dependent upon the pricing of precious metals, which is beyond our control.

•	If the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected.

•	A failure of our information technology infrastructure or a failure to protect confidential information of our customers and our network against security breaches could adversely impact our business and operations.

•	Our current customers may potentially perceive us as a competitor in the finished jewelry business.

S-iii

•	We are subject to certain risks due to our international distribution channels and vendors.

•	Recent U.S. tax legislation may adversely affect our financial condition, results of operations and cash flows.

•	We may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business.

•	Negative or inaccurate information on social media could adversely affect our brand and reputation.

•	If we fail to evaluate, implement and integrate strategic acquisition or disposition opportunities successfully, our business may suffer.

•	Governmental regulation and oversight might adversely impact our operations.

•	Some anti-takeover provisions of our charter documents may delay or prevent a takeover of our company.

•	The other risks and uncertainties described in “Risk Factors” beginning on page S-6 of this prospectus supplement.

You should not place undue reliance on forward-looking statements, as they speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

S-iv

SUMMARY

The following summary highlights information found in more detail elsewhere in, or incorporated by reference in, this prospectus supplement or the accompanying prospectus. The summary may not contain all of the information that is important to you or that you should consider before making an investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you, before deciding whether to invest in our common stock. You should carefully read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus, together with the risk factors incorporated by reference herein, to determine whether an investment in our common stock is appropriate for you.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., a North Carolina corporation founded in 1995, manufactures, markets and distributes Charles & Colvard Created Moissanite® and finished jewelry featuring its proprietary moissanite gemstone for sale in the worldwide jewelry market. Our unique differentiator, moissanite – The World’s Most Brilliant Gem® – is core to our ambition to create a movement around beautiful, environmentally and socially responsible fine jewelry. We are the originator of lab-created moissanite, and we believe that we are leading the way in delivering the most pure form of this gemstone through technological advances in manufacturing, cutting, polishing and setting.

Our strategy is to build a globally revered brand of gemstones and jewelry that appeals to a wide consumer audience and to leverage our advantage of being the original and leading worldwide source of created moissanite. We believe a direct relationship with consumers is important to this strategy, which entails delivering tailored educational content, engaging in dialogue with our audience and positioning our brand to meet the discerning needs of today’s consumer. We manage our business and sell loose moissanite jewels and finished jewelry through two operating and reportable business segments: our Online Channels segment, which comprises our charlesandcolvard.com website, e-commerce marketplaces, drop-ship customers and other pure-play, exclusively e-commerce, customers; and our Traditional segment, which consists of wholesale and retail customers. We believe our expanding application of an omni-channel sales strategy across the jewelry trade and to the end consumer with branded finished jewelry featuring moissanite positions Charles & Colvard goods at the many touchpoints where consumers are when they are making their buying decisions – thereby creating greater exposure for our brand and increasing consumer demand.

Our Market Opportunity

By 2020 the global online fashion jewelry market is expected to drive approximately $45 billion in sales, which is expected to represent 15% of the global jewelry market, and global online fine jewelry is projected to represent approximately $30 billion of the global jewelry market according to Forbes.com and McKinsey & Company. Concurrently, the lab-created gemstone opportunity is expected to reach an $8 billion market size by 2020, according to the Wall Street Journal. We believe this convergence of the online jewelry shopper and the emergence of lab-created gemstones as a solution to the underserved, ethically-minded value consumer shapes a bright and sizeable future opportunity for Charles & Colvard and jewelry designed with our exceptional gemstone.

Our Strategic Direction

One of our strategic goals is to focus on growth and market expansion across channels and geographies. We intend to build on our position as a leading worldwide moissanite provider, to further establish our presence in emerging markets and to differentiate our product quality and service offering globally. Our key strategies include the following:

•	Drive organic revenue growth in the U.S. and maintain attractive margins. We plan to continue engaging our target customers through creative and progressive marketing campaigns and leveraging technology to ensure efficiencies in our marketing, sales and customer service functions.

•	Expand our gemstone and jewelry offerings to serve a broad range of customers. We plan to continue innovating our moissanite gemstone offerings and further enhancing our jewelry offerings to include unique, curated collections and new styles at multiple price points that will appeal to a broad audience.

S-1

•	Target the global market opportunity through continued brand building, focused channel expansion and world-class customer service. We plan to diversify and expand our global customer base in a low-risk manner by introducing our brand in select markets by way of cross-border trade initiatives and through established marketplaces.

•	Balance growth-oriented investments to generate sustainable earnings improvement. We plan to maintain financial flexibility and use data-driven business decisions to balance investments in future growth with consistent near-term financial performance.

As we pursue our strategic initiatives, we are making various investments to drive near- and long-term sales growth, while balancing that with the goal of generating sustainable earnings improvement.

Our Audience

Our consumer audience is in transition. Historically, our audience has largely comprised Baby Boomers and Generation X – which we consider an older set of consumers driven by a traditional style of jewelry. Today, our market research and buying habit analytics indicate that, regardless of demographic, our audience – which seems to be moving toward being largely represented by the Millennial consumer – appears to be driven by three distinct motivating factors: (i) Beauty – the innate brilliance of our gemstone and jewelry selection; (ii) Value – the “bang for the buck” possible with moissanite, and the ability to buy luxury items while saving money for other things in life; and (iii) Conscientiousness – having a positive impact on the world by buying from brands that are environmentally and socially responsible.

Our marketing programs are driven by this understanding of our audience and their motivating factors. Their mindset drives the segmented messages we deliver, defines the partners and kindred brands we select and co-promote with, and determines the channels in which we engage with our audience.

While these common motivating factors transcend demographics, we believe that we are seeing distinct trends that lend themselves to highly targeted marketing programs. Most distinctly, we have discovered what we refer to as the conscientiousness factor emanating from the Millennial and burgeoning Generation Z demographics. Based on our market research, we believe that today’s younger consumers are socially and ethically wired. This set of demographics reflecting the conscientiousness factor appears to proactively seek out goods and services that align with their core principles and become devoted and vocal advocates of brands that embody ‘green’ practices.

Based on our research, we have seen that more than 50% of our online purchases from our charlesandcolvard.com website and our related Google Analytics, come from the Millennial demographic, as that group is defined by Nielsen, a global measurement and data analytics company. We also have seen that the percentage of Millennials driving the overall e-commerce market is growing when compared to the prior year’s analytics, based on studies from Pinterest, a mobile application company that tracks worldwide website usage. In addition, we have seen indications that the awareness and desirability of moissanite and lab-grown gemstones is growing within this demographic, based on data from Pinterest and Google Analytics. Finally, data from MVI Marketing, LLC, a consumer and luxury goods market research firm specializing in the jewelry trade, suggests approximately 68% of Millennials would consider purchasing moissanite or other lab-created gemstones as the center stone for engagement rings. This consumer group remains our fastest growing Online Channels demographic.

In summary, we believe our beautiful, high value, ethically-sourced product aligns directly with the principles and purchasing requirements of our primary target – the Millennial audience. However, we believe that we also appeal to a broader range of demographics for whom we can deliver tailored promotional programs that speak to their distinct motivating factors.

S-2

Products and Product Development

Moissanite jewels

Historically, Charles & Colvard primarily sold legacy moissanite jewels including Forever ClassicTM and Forever Brilliant®. We continue to offer these legacy products in limited shapes and sizes, and only when available, through our Traditional segment as well as through our Online Channels segment through drop ship retail, and direct-to-consumer e-commerce marketplace outlets. In 2015, we announced availability of our premier product, the first colorless moissanite jewel, Forever OneTM, which grades from colorless (D-E-F) to near-colorless (G-H-I) using the Gemological Institute of America’s color grading scale. Our limited launch was met with great enthusiasm from channel partners and consumers. In response to this demand, we continue to expand our Forever OneTM product line with additional shapes and sizes. Today, we offer Forever OneTM in 27 cuts, and a multitude of sizes ranging from melee accent stones as small as .005 carats to gemstones up to 6.13 carats, and Exotics that are as large as 15.55 carats diamond equivalent weight.

In May 2018, we announced the availability of a new grade of gemstone, Moissanite by Charles & Colvard®. We believe that, with the exception of our own colorless moissanite jewel, Forever OneTM, our new gemstone is a cut above other moissanite on the market. Created from the same patented SiC material that offers unparalleled clarity, we believe that Moissanite by Charles & Colvard® is truly a revolutionary value. The distinction between Forever OneTM and Moissanite by Charles & Colvard® is made through our applied expertise throughout the design and manufacturing process. We believe that due to the discerning approach we take to ensure the quality of Forever OneTM, it remains far above any other offering available today. By closely evaluating clarity, color and cut, we are able to determine which gemstones meet our exemplary standards for Forever OneTM, and those that fit within one of our multiple grade Moissanite by Charles & Colvard® gemstones.

Our manufacturing process starts with SiC material primarily manufactured by Cree, Inc. through its patented process. This proprietary growing process creates a SiC material that is nearly free of micropipes – a type of inclusion sometimes found in lab-grown SiC material. However, based on the terms of our Supply Agreement with our strategic partner, we are permitted to purchase certain amounts of SiC materials from third parties under limited conditions. Either way, the SiC material comes to us as a boule, or a formed mass, that has the atomic structure of a single crystal. After beginning our manufacturing process, each boule is carefully inspected by our certified gemologists to ensure it meets our minimum standards for Charles & Colvard Created Moissanite® gemstones, including those for clarity and color grades. The products that meet appropriate minimum quality standards move forward on the journey to become our Charles & Colvard Created Moissanite® gemstones. From this point, as the product continues to move through our manufacturing process, it is subjected to further processing steps, such as cutting, faceting and finishing. At the end of our manufacturing process, it is the clarity and color designation, coupled with further inspection by our certified gemologists regarding the quality levels of the cutting, faceting and finishing processes, that will ultimately determine if the product becomes one of our premier Forever OneTM gemstones or one our multiple grade Moissanite by Charles & Colvard® gemstones.

Moissanite finished jewelry

We began selling finished jewelry featuring moissanite in 2010. Our core designs included stud earrings, solitaire and three-stone rings, pendants and bracelets. We are now selling an expanded selection of fashion-oriented, designer-inspired moissanite jewelry that we offer as an expansion to the core line of jewelry. The primary ingredients of our moissanite finished jewelry are loose moissanite jewels that we have on hand as part of our finished goods inventory, white, yellow and rose gold settings, sterling silver settings and labor to mount the jewels into the settings.

Source of Raw Material

Our moissanite jewels are made from gem-grade SiC crystals. Our primary supplier of SiC crystals is Cree with which we have certain exclusive supply rights for SiC crystals to be used for gemstone applications. In addition, based on the terms of the Supply Agreement with Cree described below, we are permitted to purchase certain amounts of SiC materials from third parties under limited conditions. We source the metals used for our finished jewelry, including white, yellow, and rose gold and sterling silver, from a number of domestic and international manufacturers located in the U.S, China, India, Mexico, Hong Kong, Vietnam, or Portugal. In line with our goal of providing socially- and ethically-sourced products, we require suppliers to adhere to our stringent supplier guidelines, as well as to certify that their gold is coming from conflict free sources and that all metals supplied to us are responsibly sourced.

S-3

Exclusive Supply Agreement with Cree

On December 12, 2014, we entered into an exclusive supply agreement with Cree, which superseded and replaced our prior agreement with Cree. Under the Supply Agreement, subject to certain terms and conditions, we agreed to exclusively purchase from Cree, and Cree agreed to exclusively supply 100% of our required SiC materials in quarterly installments that must equal or exceed a set minimum order quantity. The initial term of the Supply Agreement was scheduled to expire on June 24, 2018. However, effective June 22, 2018, the Supply Agreement was amended to extend the expiration date to June 25, 2023. The Supply Agreement was also amended to (i) provide us with one option, subject to certain conditions, to unilaterally extend the term of the Supply Agreement for an additional two-year period following expiration of the initial term; (ii) establish a process by which Cree may begin producing alternate SiC material based on our specifications that will give us the flexibility to use the materials in a broader variety of our products; and (iii) permit us to purchase certain amounts of SiC materials from third parties under limited conditions. We believe that our Supply Agreement with Cree, which holds the U.S. patent for micropipe-free silicon carbide material and the related method of manufacture, provides us a superior quality core material above all other moissanite and one that possesses an unrivaled level of gemstone clarity. We also believe that the terms and conditions contained within the amended Supply Agreement are overall more favorable when compared with those in the Supply Agreement prior to the amendment. Our total purchase commitment under the Supply Agreement, as amended, until June 2023 is approximately $52.9 million, of which approximately $46.2 million remains to be purchased as of March 31, 2019.

Certain Operating Metrics

The following operating metrics are based on unaudited financial results and customer-related data for charlesandcolvard.com, LLC, a wholly-owned subsidiary of Charles & Colvard, Ltd., for the nine-month period ended March 31, 2019:

•	Average order value (AOV) is estimated to be $1,000, based on charlesandcolvard.com revenue, net of returns, divided by the total number of customer orders.
•	Average ad spend per new customer is estimated to be $220, based on the total advertising spend focused on charlesandcolvard.com traffic divided by the number of first-time customer orders.
•	Repeat customers represent 28% of charlesandcolvard.com’s total customer orders, based on customer email addresses.

The following operating metrics are based on unaudited financial results and customer-related data for charlesandcolvard.com, LLC for the three-month period ended March 31, 2019 compared to the three-month period ended March 31, 2018:

•	55% year-over-year growth in charlesandcolvard.com revenue.
•	12.5% year-over-year growth in social media followers; 41% year-over-year growth in opt-in email subscribers.

For the nine-month period ended March 31, 2019, gross margin (defined as net sales less product line cost of goods sold) for the Company’s Online Channels segment was 57% of Online Channels net sales.

Corporate Information

Our principal executive offices are located at 170 Southport Drive, Morrisville, North Carolina 27560, and our telephone number is (919) 468-0399. Additional information about us is available on our website at www.charlesandcolvard.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

S-4

THE OFFERING

Issuer:	Charles & Colvard, Ltd.

Securities offered hereby:	shares of common stock (or shares if the underwriters exercise their option to purchase additional shares in full).

Common stock outstanding after this offering:	shares (or shares if the underwriters exercise their option to purchase additional shares in full).

Offering price:	$ per share.

Option to purchase additional shares:	We have granted the underwriters a 30-day option to purchase up to an additional shares of our common stock.

Use of proceeds:	We intend to use the net proceeds from this offering for marketing and for general corporate and working capital purposes. See “Use of Proceeds” for more information.

Risk factors:	An investment in our common stock involves a significant degree of risk. You should read the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol:	CTHR

Participation of directors:	Certain members of our Board of Directors have indicated a preliminary interest in purchasing shares of common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, such persons may determine to purchase fewer shares than they have indicated an interest in purchasing or may determine not to purchase any shares in this offering. In addition, the underwriters could determine to sell fewer shares to such persons than they have indicated an interest in purchasing or could determine not to sell any shares to such persons.

The number of shares of our common stock to be outstanding after this offering is based on 21,777,569 shares of common stock outstanding as of June 5, 2019 and excludes the following:

•	2,523,638 shares of our common stock reserved for issuance pursuant to outstanding stock option agreements under our 2018 Equity Incentive Plan and 2008 Stock Incentive Plan at a weighted average exercise price of $1.41 per share; and
•	2,908,275 shares of our common stock reserved for future issuance under our 2018 Equity Incentive Plan.

Unless otherwise indicated, all information contained in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional             shares of our common stock and no exercise of the outstanding stock options described above.

S-5

RISK FACTORS

You should carefully consider the following risk factors and the risk factors discussed in our Transition Report on Form 10-KT for the transition period ended June 30, 2018 and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement in their entirety, together with all of the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the risks actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly and you might lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. For more information, see “Where You Can Find More Information.”

Risks Related to Our Company

We depend on a single supplier for substantially all of our SiC crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed.

We are party to an exclusive supply agreement with Cree, which we depend on for the provision of substantially all of the SiC material we use to produce moissanite jewels. Under the terms and conditions of the Supply Agreement, we agreed to purchase from Cree, and Cree agreed to supply, all of our required SiC material, subject to terms and conditions that allow us to purchase certain amounts of SiC materials from third parties under limited conditions. The Supply Agreement is set to expire in 2023 and we have the option, subject to certain conditions, to unilaterally extend the term of the Supply Agreement for an additional two-year period following expiration of the initial term. If our supply of high-quality SiC crystals is interrupted, then we may not be able to meet demand for moissanite jewels and our business may be materially and adversely affected. Cree has certain proprietary rights relating to its process for growing large single crystals of SiC and its process for growing colorless and near-colorless SiC crystals. There is no guaranty that we would be able to obtain similar quality SiC crystals from another provider. There can be no assurance that Cree will be able to continue to produce and supply us with SiC crystals of sufficient quality, sizes, and volumes that we desire or that we will be able to continue to negotiate future purchase commitments at acceptable prices that enable us to manage our inventories and raw material costs effectively.

We rely on assumptions, estimates and data to calculate certain of our key metrics, and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business.

We believe that certain metrics are key to our business, including but not limited to AOV, average ad spend per customer and repeat customers. As both the industry in which we operate and our business continue to evolve, so too might the metrics by which we evaluate our business. While the calculation of these metrics is based on what we believe to be reasonable estimates, our internal tools are not independently verified by a third party and may have a number of limitations and, furthermore, our methodologies for tracking these metrics may change over time. Given the difficulty in tracking consumers online, calculations of our unique visitors may not accurately reflect the number of people actually visiting our platforms. We continue to improve upon our tools and methodologies to capture data and believe that our current metrics are accurate; however, the improvement of our tools and methodologies could cause inconsistency between current data and previously reported data, which could confuse investors or lead to questions about the integrity of our data. In addition, if the internal tools we use to track these metrics under-count or over-count performance or contain algorithm or other technical errors, the data we report may not be accurate. Accordingly, you should not place undue reliance on these metrics.

Risks Related to the Offering and Our Common Stock

You will experience immediate dilution in the book value per share of the common stock that you purchase in this offering.

The public offering price of our common stock is substantially higher than the as-adjusted net tangible book value per share of our common stock. Therefore, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as-adjusted net tangible book value per share after this offering. Based upon a public offering price of $      per share, you will experience immediate dilution of $       per share, representing the difference between our as-adjusted net tangible book value per share after giving effect to this offering and the public offering price. For more information, see “Dilution.”

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Our stock price may be subject to substantial volatility, and shareholders may lose all or a substantial part of their investment.

The market price for our shares of common stock historically has been highly volatile, and the market for our shares has from time to time experienced significant price and volume fluctuations, based both on our operating performance and for reasons that appear to us unrelated to our operating performance. The market price of our shares of common stock may fluctuate significantly in response to a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole, and the occurrence of the other various risks described or incorporated by reference in this section entitled “Risk Factors.”

We may fail to meet publicly announced financial guidance or other expectations about our business, which would cause our stock to decline in value.

We are providing forward-looking financial guidance to our investors in connection with this offering. Such guidance is based on our current views, expectations and assumptions that may not prove to be accurate and may vary from actual results and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by such guidance. Such risks and uncertainties include the risk factors contained herein, in the accompanying prospectus and in our Form 10-KT for the transition period ended June 30, 2018, as well as other information contained or incorporated by reference in this prospectus supplement. If we fail to meet our financial guidance for any reason, our stock price could decline.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and our shareholders will not have the opportunity as part of their investment decisions to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment or provide favorable results to our Company. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to provide favorable results on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Future sales of our common stock by shareholders may have an adverse effect on the then prevailing market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering. Additionally, sales of our common stock may be made by current holders of our public float or by holders of restricted securities in compliance with the provisions of Rule 144 of the Securities Act. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction (other than any shares that may be sold to our directors or officers or any of their affiliates in this offering, which will be subject to the lock-up restrictions set forth in the section titled “Underwriting”) or further registration under the Securities Act.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing our shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

S-7

We do not intend to pay dividends on our common stock for the foreseeable future.

We currently intend to retain future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends on our common stock for the foreseeable future. Investors should not rely on an investment in us if they require income generated from dividends paid on our capital stock. Because we do not intend to pay dividends on our common stock, any income derived from our common stock would only come from a rise in the market price of our common stock, which is uncertain and unpredictable.

Our Restated Articles of Incorporation allow for our Board of Directors to create new series of preferred stock without further approval by our shareholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock and to issue up to 10,000,000 shares of our preferred stock without further shareholder approval. The preferred stock may have voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our shares of common stock, impairing the rights of our common stock in the event of our dissolution, liquidation or winding-up or otherwise adversely affecting the rights of holders of our common stock. Although we have no present intention to issue any shares of preferred stock or to create any series of preferred stock, we may decide to issue such shares in the future.

S-8

USE OF PROCEEDS

We estimate that our net proceeds from this offering, after deducting the underwriting discount and estimated fees and expenses, will be approximately $         ($        if the underwriters exercise their option to purchase additional shares of our common stock in full).

We intend to use the net proceeds from this offering for marketing and for general corporate and working capital purposes.

Notwithstanding the above, the amounts and timing of our actual expenditures will depend on numerous factors. We may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this offering. Pending the use of the net proceeds from this offering as described above, we intend to invest the proceeds in investment grade, interest-bearing instruments.

S-9

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and our as-adjusted net tangible book value per share immediately after this offering.

Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Our net tangible book value as of March 31, 2019 was $36,213,623, or $1.67 per share of common stock. After giving effect to our sale of          shares of common stock in this offering at a public offering price of $      per share, and after deducting the underwriting discount and commissions and estimated offering expenses payable by us, our net tangible book value as of March 31, 2019 would have been $     , or $      per share. This represents an immediate increase in net tangible book value of $     per share to existing shareholders and an immediate dilution in net tangible book value of $     per share to investors in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share as of March 31, 2019		$1.67
Increase in net tangible book value per share attributable to this offering	$
As-adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to investors in this offering			$

If the underwriters exercise in full their option to purchase additional shares of common stock, the as-adjusted net tangible book value per share after giving effect to this offering would be $ per share, which amount represents an immediate increase in net tangible book value of $ per share of our common stock to existing shareholders and an immediate dilution in net tangible book value of $ per share of our common stock to investors purchasing shares in this offering.

The above discussion and table are based on 21,727,569 shares of common stock outstanding as of March 31, 2019 and excludes the following:

•	2,573,938 shares of our common stock reserved for issuance pursuant to outstanding stock option agreements under our 2018 Equity Incentive Plan and 2008 Stock Incentive Plan at a weighted average exercise price of $1.40 per share; and
•	2,907,975 shares of our common stock reserved for future issuance under our 2018 Equity Incentive Plan.

S-10

UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the ‘‘underwriters.’’ Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to severally purchase from us, shares of our common stock. Our common stock trades on the Nasdaq Capital Market under the symbol “CTHR.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriters	Number of Shares
Roth Capital Partners, LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We have granted the underwriters an option to buy up to an additional            shares of common stock from us at the public offering price, less the underwriting discount and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement; however, the underwriters may only exercise the option once.

Certain members of our board of directors have indicated a preliminary interest in purchasing shares of common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, such persons may determine to purchase fewer shares than they have indicated an interest in purchasing or may determine not to purchase any shares in this offering. In addition, the underwriters could determine to sell fewer shares to such persons than they have indicated an interest in purchasing or could determine not to sell any shares to such persons.

Discount, Commissions and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of an underwriting discount and commissions. The underwriters’ discount and commissions will be 7.0% of the gross proceeds of this offering, or $            per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement. We have agreed to reimburse the representative at closing for expenses incurred by it in connection with the offering, including fees and disbursements of underwriters’ counsel, up to a maximum of $125,000.

We estimate that our total offering expenses for this offering, net of the underwriting discount and commissions, will be approximately $                 .

S-11

The following table shows the underwriting discount and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$	$
Underwriting discount and commissions paid by us	$	$

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

Without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days following the date of this prospectus, or the Lock-Up Period, we have agreed not to directly or indirectly (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for our common stock, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, except, in the case of clause (i), for the issuance of the shares of our common stock in this offering and the issuance of shares of our common stock pursuant to our 2008 Stock Incentive Plan and 2018 Equity Incentive Plan.

In addition, each of our directors, executive officers and greater than 5% shareholders known to the Company has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the foregoing persons may not, directly or indirectly, (i) sell, assign, transfer, pledge, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of common stock or securities convertible into or exercisable or exchangeable for any of our equity securities (including, without limitation, shares of common stock or any such securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations promulgated by the SEC from time to time (such shares or securities to be referred to herein as the Beneficially Owned Shares)), or publicly announce any intention to do any of the foregoing, other than the exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the Lock-Up Period, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any of our equity securities or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any of our equity securities, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors, executive officers and greater than 5% shareholders known to the Company are subject to certain exceptions for transfers of Beneficially Owned Shares, including, but not limited to, transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic order or in connection with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent and (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor.

S-12

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
•	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.
•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

S-13

Selling Restrictions

European Economic Area

The shares of common stock are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares of common stock or otherwise making them available to retail investors in the EEA has been prepared, and therefore offering or selling the shares of common stock or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the shares of common stock in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares of common stock. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Directive.

United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the shares of common stock offered hereby is not being made, and the contents of such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to or otherwise communicated with, and must not be passed on to, any person in the United Kingdom except in circumstances in which section 21(1) of FSMA will not apply. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to in this paragraph as “relevant persons”). In the United Kingdom, the shares of common stock offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Other Relationships

Certain of the underwriters (including the representative) and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions for these transactions. Except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any services.

LEGAL MATTERS

K&L Gates LLP, Raleigh, North Carolina will issue an opinion with respect to the validity of the shares of common stock offered hereby. As of the date of this prospectus supplement, certain current individual attorneys with K&L Gates LLP beneficially own an aggregate of 2,800 shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the underwriters by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

The audited consolidated financial statements as of June 30, 2018, December 31, 2017 and 2016 and for the six-month transition period ended June 30, 2018 and each of the years in the two-year period ended December 31, 2017 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

S-14

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You can also find our public filings on our website at www.charlesandcolvard.com. Our website and the information contained therein or connected thereto are not part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus constitute a part of a registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered pursuant to this prospectus supplement, you should refer to the registration statement and its exhibits. Statements contained in this prospectus supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s website referred to above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We incorporate by reference the information or documents listed below that we have filed with the SEC:

●	Our Transition Report on Form 10-KT for the transition period from January 1, 2018 to June 30, 2018, filed with the SEC on September 7, 2018, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 9, 2018;

●	Our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018, December 31, 2018 and March 31, 2019, filed with the SEC on November 2, 2018, February 8, 2019 and May 10, 2019, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on July 17, 2018, October 12, 2018, November 9, 2018, February 13, 2019 and March 20, 2019; and

●	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 7, 1997, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents we subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of filing of such documents.   However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

Charles & Colvard, Ltd.

170 Southport Drive

Morrisville, North Carolina 27560

Attn: Corporate Secretary

Phone: (919) 468-0399

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies, supersedes or replaces such statement.

S-15

PROSPECTUS

Charles & Colvard, Ltd.

$25,000,000

Common Stock

Preferred Stock

Warrants

Units

From time to time, we may offer and sell the following securities with an aggregate offering price of up to $25,000,000 in amounts, at prices and on terms described in one or more supplements to this prospectus: (i) shares of common stock, (ii) shares of preferred stock, (iii) warrants to purchase shares of common stock or preferred stock, and (iv) units consisting of any combination of the foregoing types of securities.

This prospectus describes some of the general terms that may apply to an offering of the securities. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus, or may be set forth in one or more documents incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with a specific offering. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with a specific offering, as well as any documents incorporated by reference in this prospectus, before you invest.

We may offer and sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any agents or underwriters are involved in the sale of any of the securities offered by this prospectus, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. The supplements to this prospectus will provide the specific terms of the plan of distribution. The net proceeds we expect to receive from sales by us will be set forth in the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol CTHR. On May 16, 2018, the last reported sale price of our common stock was $1.23 per share.

As of May 16, 2018, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $26,617,007, which was calculated based on 17,744,671 shares of our outstanding common stock held by non-affiliates and a price of $1.50 per share, the last reported sale price for our common stock on May 2, 2018. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 2 and those contained in the applicable prospectus supplement and in any related free writing prospectuses that we have authorized for use in connection with a specific offering and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell any combination of the securities referred to herein from time to time and in one or more offerings as described herein up to a maximum aggregate offering price of $25,000,000. Each time that we sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus and the prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Charles & Colvard,” “the Company,” “we,” “our” and “us” in this prospectus, we mean Charles & Colvard, Ltd., a North Carolina corporation, unless otherwise specified. References to our “common stock” refer to the common stock, no par value per share, of Charles & Colvard, Ltd.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information set forth in this prospectus and the information it incorporates by reference may contain various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All information relative to expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings, as well as other statements containing words such as “believe,” “project,” “may,” “will,” “anticipate,” “target,” “plan,” “estimate,” “expect” and “intend” and other similar expressions constitute forward-looking statements. These forward-looking statements are subject to business, economic and other risks and uncertainties, both known and unknown, and actual results may differ materially from those contained in the forward-looking statements. Examples of risks and uncertainties that could cause actual results to differ materially from historical performance and any forward-looking statements include, but are not limited to, the risks described under the heading “Risk Factors” on page 2 of this prospectus, in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date such forward-looking statements are made. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses that we have authorized for use in connection with this offering, together with the information incorporated herein or therein by reference as described under the heading “Where You Can Find More Information,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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ABOUT CHARLES & COLVARD, LTD.

Charles & Colvard manufactures, markets and distributes Charles & Colvard Created Moissanite® (hereinafter referred to as moissanite or moissanite jewels) and finished jewelry featuring moissanite for sale in the worldwide jewelry market. Moissanite, also known by its chemical name silicon carbide, or SiC, is a rare mineral first discovered in a meteorite crater. Because naturally occurring SiC crystals are too small for commercial use, larger crystals must be grown in a laboratory. We sell loose moissanite jewels and finished jewelry at wholesale prices to distributors, manufacturers, retailers, television shopping networks and designers, including some of the largest distributors and jewelry manufacturers in the world. Our finished jewelry and loose moissanite jewels that are mounted into fine jewelry by other manufacturers are sold at retail outlets and via the Internet. We sell at retail prices to end consumers through our wholly owned operating subsidiary, charlesandcolvard.com, LLC, third-party online marketplaces, drop-ship and other pure-play, exclusively e-commerce outlets.

We were incorporated under the laws of the State of North Carolina in 1995. Our principal executive offices are located at 170 Southport Drive, Morrisville, North Carolina 27560, and our telephone number is (919) 468-0399. Our Internet address is www.charlesandcolvard.com. The information on our website is not incorporated by reference into this prospectus, and you should not consider it part of this prospectus.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement is speculative and involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. If any of the risks actually occur, our business, results of operations, financial condition and cash flows could be materially adversely affected, the trading price of our common stock could decline significantly, and you might lose all or part of your investment. You should also refer to our financial statements and the notes to those statements, which are incorporated by reference in this prospectus. For more information, see “Where You Can Find More Information.”

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including, among other things, capital expenditures.

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The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our strategic initiatives, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is based upon our Restated Articles of Incorporation, which we will refer to hereafter as our Articles of Incorporation, our Amended and Restated Bylaws, which we will refer to hereafter as our Bylaws, and applicable provisions of law. We have summarized certain portions of the Articles of Incorporation and Bylaws below. The summary is not complete and is qualified in its entirety by reference to the Articles of Incorporation and Bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the Articles of Incorporation and Bylaws for the provisions that are important to you.

Our authorized capital stock consists of 50,000,000 shares of common stock, no par value per share, and 10,000,000 shares of preferred stock in one or more series, no par value per share. As of May 16, 2018, there were 21,575,673 shares of our common stock outstanding held of record by 240 shareholders. In addition, there are outstanding options, warrants and rights to acquire up to an additional 2,453,919 shares of common stock. As of May 16, 2018, there were no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. An election of directors by our shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared and paid by our board of directors, subject to such funds being legally available for the payment of dividends and any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive proportionately our net assets available for distribution to shareholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC. Our common stock is traded on the Nasdaq Capital Market and is quoted under the symbol CTHR.

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Preferred Stock

Under the terms of our Articles of Incorporation, our board of directors is authorized to provide for the issuance of shares of preferred stock in one or more series without shareholder approval. Our board of directors has the discretion to determine the preferences, limitations and relative rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The preferred stock may have voting or conversion rights that could have the effect of restricting dividends on our common stock, diluting the voting power of our shares of common stock, impairing the rights of our common stock in the event of our dissolution, liquidation or winding-up or otherwise adversely affecting the rights of holders of our common stock. The holders of preferred stock are not entitled to vote at any meeting of shareholders, except as otherwise provided in the rights and restrictions attached to the shares by our board of directors.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and any applicable prospectus supplements in one or more articles of amendment to our Articles of Incorporation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any articles of amendment to our Articles of Incorporation that describe the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete articles of amendment to our Articles of Incorporation that contain the terms of the applicable series of preferred stock.

Anti-Takeover Effects of North Carolina Law and Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain provisions that will make it more difficult for our existing shareholders to replace our board of directors as well as for another party to obtain control of the Company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management or could otherwise impede the success of any attempt to change the control of the Company.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of the Company or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Authorized but Unissued Stock. Our Articles of Incorporation authorize the issuance of a significant number of shares of common stock and preferred stock. A large quantity of authorized but unissued shares may deter potential takeover attempts because of the ability of our board of directors to authorize the issuance of some or all of these shares to a friendly party, or to the public, which would make it more difficult for a potential acquirer to obtain control of the Company. This possibility may encourage persons seeking to acquire control of the Company to negotiate first with our board of directors.

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Our authorized but unissued shares of preferred stock could also have anti-takeover effects. Under certain circumstances, any or all of the preferred stock could be used as a method of discouraging, delaying or preventing a change in control or management of the Company. For example, our board of directors could designate and issue a series of preferred stock in an amount that sufficiently increases the number of outstanding shares to overcome a vote by the holders of common stock, or with rights and preferences that include special voting rights to veto a change in control. The preferred stock could also be used in connection with the issuance of a shareholder rights plan, sometimes referred to as a “poison pill.” Our board of directors is able to implement a shareholder rights plan without further action by our shareholders.

Use of our preferred stock in the foregoing manner could delay or frustrate a merger, tender offer or proxy contest, the removal of incumbent directors or the assumption of control by shareholders, even if these actions would be beneficial to our shareholders. In addition, the existence of authorized but unissued shares of preferred stock could discourage bids for the Company even if such bid represents a premium over our then-existing trading price.

No Written Consent of Shareholders. Our Articles of Incorporation provide that shareholders may not act by written consent. As a result, any shareholder action is required to be taken at a duly called meeting of shareholders, which may make it more difficult for a potential acquirer to accomplish its objectives.

No Cumulative Voting. Because our shareholders do not have cumulative voting rights, our shareholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors.

Special Meetings of Shareholders. Our Bylaws provide that special meetings of shareholders may be called only by our president or by our board of directors. Shareholders are not permitted to call a special meeting of shareholders or to require that our president or our board of directors request the calling of a special meeting of shareholders. These provisions may make a change in control of the Company more difficult by delaying shareholder actions to elect directors until the next annual shareholder meeting.

Advance Notice Requirement. Shareholder proposals to be brought before an annual meeting of our shareholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including shareholder proposals relating to the nomination of persons for election to our board of directors. Generally, to be timely, notice must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the first anniversary of the notice date in our proxy statement for the previous year’s annual meeting of shareholders. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Election and Removal of Directors; Filling Vacancies. Our Bylaws permit vacancies in our board of directors to be filled by our board of directors, or in the event that the remaining directors in office constitute fewer than a quorum of the board of directors, by the affirmative vote of a majority of the remaining directors or by a plurality of the votes cast at a meeting of shareholders. Given that a special shareholder meeting may only be called by our president or by our board of directors and that shareholders may not act by written consent, effectively only the board of directors may fill vacancies.

While we do not currently have a classified board, our Bylaws provide that at any time that we have nine or more directors, the directors will be divided into three classes, as nearly equal in number as possible. As a result, if we have nine or more directors, only one class of directors will be elected at each annual meeting of shareholders, with the other classes continuing for the remainder of their respective three-year terms. The classification of our board of directors and provisions described above may have the effect of delaying or preventing changes in our control or management.

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Shareholder Approval of Certain Business Combinations. Our Articles of Incorporation contain a supermajority vote provision requiring approval of two-thirds in interest of our issued and outstanding voting shares for certain business combinations involving significant beneficial owners, or Interested Shareholders, such as a merger, unless (i) the business combination has been approved by at least two-thirds of the directors serving on the date the supermajority provisions of the articles of incorporation were adopted by our shareholders, or directors who have been nominated by us to directly succeed such a director or to join the board of directors, or the Continuing Directors, and, if deemed advisable by a majority of the Continuing Directors, the Board has obtained an opinion of a reputable investment banking firm stating that the financial terms of such business combination are fair from a financial point of view to the holders of our voting shares, or (ii) all of the following conditions are satisfied: (A) the consideration to be received by the shareholders is cash or in the same form as previously paid by or on behalf of any Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of any shares of common stock, (B) the aggregate amount of the cash and the fair market value of consideration other than cash to be received per share by holders of common stock in any business combination is at least equal to the greater of (1) the fair market value per share of common stock on the date of the first public announcement of the proposal of a business combination, or the Announcement Date, or on the date on which the Interested Shareholder became an Interested Shareholder, whichever is higher, multiplied by the ratio of (a) the highest per share price paid by the Interested Shareholder for any shares of common stock acquired by it within the two-year period immediately prior to the Announcement Date to (b) the fair market value per share of common stock on the first day in such two-year period on which the Interested Shareholder acquired any shares of common stock, or (2) the highest per share price paid by such Interested Shareholder in acquiring any of our common stock; and (C) after becoming an Interested Shareholder and prior to the consummation of any business combination, (1) such Interested Shareholder must not have acquired any newly issued shares of capital stock, directly or indirectly, from us (except upon conversion of convertible securities acquired by it prior to becoming an Interested Shareholder or upon compliance with the supermajority provisions of the Articles of Incorporation or as a result of a pro rata stock dividend or stock split) and (2) such Interested Shareholder must not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by us, or made any significant changes in our business or equity capital structure.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

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•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations. Holders of warrants will not be entitled to vote, consent or receive dividends, receive notice as shareholders with respect to any meeting of stockholders for the election of our directors or any other matter, or exercise any rights as stockholders of the Company.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

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DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprised in the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprised in the units will be separately transferable;

•	a discussion of certain U.S. federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at negotiated prices; or
•	at varying prices determined at the time of sale.

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Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

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We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

LEGAL MATTERS

The validity of our securities issuable hereunder and certain other legal matters will be passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, LLP, Raleigh, North Carolina. As of the date of this Registration Statement, certain current individual attorneys with Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. beneficially own an aggregate of 72,237 shares of our common stock.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016 and for the years then ended incorporated by reference in this prospectus have been so incorporated in reliance upon the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. Information we file with the SEC can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Room of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

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Our website address is www.charlesandcolvard.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 9, 2018;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2018, filed with the SEC on May 9, 2018;

•	Our Current Report on Form 8-K filed with the SEC on February 1, 2018; and

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 7, 1997, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by Charles & Colvard pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold and also between the date of the registration statement that contains this prospectus and prior to effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.   However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this prospectus.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference herein. All requests for such information should be sent to the attention of Investor Relations, Charles & Colvard, Ltd., 170 Southport Drive, Morrisville, North Carolina 27560 or made via telephone at (919) 468-0399.

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                       Shares

Common Stock

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PROSPECTUS SUPPLEMENT

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Roth Capital Partners

June     , 2019